Exhibit 99.1

Zoned Properties to Expand Arizona Portfolio with Significant Tenant

Significant Tenant to Invest at least $8 Million of Capital into Portfolio Infrastructure

2020 Lease Amendments Establish New Base Rental Rate, Increasing Portfolio Cash Flow and Revenue Generation

SCOTTSDALE, Ariz., June 4, 2020 /BusinessWire/ -- Zoned Properties® (OTCQB: ZDPY), a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for the regulated cannabis industry, positioning the company for property acquisitions and revenue growth, today announced that it has finalized a set of lease amendments with its Significant Tenant in Arizona that will significantly increase property portfolio value and future cash flow.

Arizona Portfolio Highlights following Amended Lease Terms June 2020

●	Significant Tenant has committed to invest at least $8 million in capital for property infrastructure improvements and expansion at Tempe and Chino Valley.

●	Amended lease structure establishes new base rental rate at Tempe and Chino Valley properties, while providing for market-standard terms for both Landlord and Tenant.

●	Arizona portfolio estimated to yield over $30 million of rental cash flow over the contractual life of the lease agreements provided that planned expansion is completed.

●	Square footage of leased and licensed facility space to increase up to 225,000 square feet of operational capacity provided that planned expansion is completed.

●	Zoned Properties owns its Arizona property portfolio outright. No debt has been placed against the properties; therefore, could provide for a healthy source of capital financing in future.

“The lease amendments, capital investment by our tenant, and continuing property expansion mark the successful execution of a strategic positioning process for our Arizona property portfolio to create value for our shareholders and stakeholders,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We believe this is a win-win scenario, in which we have negotiated a healthy base rental rate for our significant tenant that will allow for competitive growth, increased operational capacity, and increased rental revenue and cash-flow for Zoned Properties. We expect this to meaningfully improve the health of our balance sheet, increasing the tangible value of our company.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for clients in the regulated cannabis industry, positioning the company for real estate acquisitions and revenue growth. We intend to pioneer sustainable development for emerging industries, including the regulated cannabis industry. We are an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. We focus on investing capital to acquire and develop commercial properties to be leased on a triple-net basis, and engaging clients that face zoning, permitting, development, and operational challenges. We provide development strategies and advisory services that could potentially have a major impact on cash flow and property value. We do not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

Website: www.ZonedProperties.com

Twitter: @ZonedProperties

LinkedIN: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. All of the properties in our portfolio are open currently to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. At this time, we do not foresee any material changes to our operations from COVID-19. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren
Tel (877) 360-8839
Investors@zonedproperties.com

www.zonedproperties.com